INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-73324 of Kennedy-Wilson, Inc. on Form S-8 of our report dated March 2, 1998, appearing in this Annual Report on Form 10-K of Kennedy-Wilson, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Los Angeles, California
March 17, 1998